EXHIBIT 10.10
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                   ATLAS MINERALS, INC. STOCK OPTION AGREEMENT
                                ISSUED UNDER THE
                   ATLAS MINERALS, INC. 2001 STOCK OPTION PLAN


     A. A STOCK OPTION (the "Option") for a total of ______ shares of Common Stock of the Atlas Minerals, Inc., a [Delaware] corporation (herein the
"Company"), is hereby granted to _______________ (herein the "Optionee"), subject in all respects to the terms and provisions of the Atlas Minerals, Inc. 2001 Stock Option Plan (the "Plan"), dated September 7, 2001, which has been adopted by the Company and which is incorporated herein by reference. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

     B. The option price of the Option as determined by the Board of Directors of the Company is _______ Dollars ($_____) per share.

     C. The option [is fully vested]OR [shall vest as follows:]

     D. The Option herein granted is [not] intended to qualify as and will [not] be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     E. The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     F. The Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his exercise of the Option, shall represent to the Company that the shares of Common Stock of the Company that he acquires under the Option are being acquired by him for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency. The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:


               THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.


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     G. The Option may not be transferred  in any manner  otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him. The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

     H. The term of the Option shall commence on the date hereof and shall expire on _______________ (the "Expiration Date", which date shall be no more than five (5) years from the date the Option is granted), unless the Option expires sooner as set forth below or in the Plan. In no event may the Option be exercised after the Expiration Date. The Option shall terminate prior to the Expiration Date thirty (30) days after the termination of your status as an employee, director, consultant or independent contractor of the Company for any reason or for no reason unless:

         (a) such termination of your status as an employee, director, consultant or independent contractor is due to your disability, in which event the Option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of continuous status as an employee; or

         (b) such termination of your status as an employee, director, consultant or independent contractor of the Company is due to your death or your death occurs within thirty (30) days following your termination for any other reason, in which event the Option shall expire on the earlier of the Expiration Date and twelve (12) months after your death; or

         (c) during any part of such thirty (30) day period the Option is not exercisable solely because of the condition set forth in Paragraph D above, in which event the Option shall not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of thirty (30) days after the termination of your status as an employee; or

         (d) exercise of the Option within thirty (30) days after termination of your status as an employee, director, consultant or independent contractor of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act), in which case the Option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability, or
(iii) six (6) months and ten (10) days after the termination of your status as an employee, director, consultant or independent contractor of the Company.

     I. The Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may the require pursuant to the Plan.


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


     J. By exercising the Option you agree that:

         (a) as a precondition to the completion of any exercise of the Option, the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of the Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. You also agree that any exercise of the Option has not been completed and that the Company is under no obligation to issue any Common Stock to you until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company; and

         (b) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     K. In the event that the Option is exercised, the Company may require the Optionee to enter into an agreement with the Company pursuant to which the Company will be entitled to elect, prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act of 1934, as amended, to repurchase all or any part of the shares obtained upon an exercise of the Option at the original purchase price paid for such shares by the Optionee upon the Optionee ceasing to be an employee, director or consultant of the Company for any reason whatsoever.


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



     L. In the event the Option is exercised, the Company may require the Optionee to enter into an agreement with the Company and certain of its other stockholders pursuant to which the Optionee, before transferring any of the Common Stock or other securities of the Company acquired upon exercise of the Option, offers to sell such Common Stock or other securities to the Company and/or such other stockholders.

     M. For the purposes of Article 11 of the Plan, the Option shall [not] become immediately exercisable in full as provided in Section 11.2 of the Plan [, unless approved by the Committee in its sole discretion at any time after the date hereof.


Dated:  _______________, 200_.

                                         ATLAS MINERALS, INC.




                                        By:
                                           ------------------------------------
                                                      President


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ATTEST:




     The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Optionee hereby accepts the Option subject to all the terms and provisions of the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Stock Option Plan Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under the Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under Federal, State, or Local law as a result of his/her exercise of the Option.


Dated:   ____________, 200_.



                                                --------------------------------
                                                OPTIONEE















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